UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2009

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(Exact name of Registrant as specified in its charter)

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Commission File Number 1-6227

Iowa (State of Incorporation)	20-4195009 (I.R.S. Employer Identification No.)

2108 140th Avenue, P.O. Box 21

Algona, IA 50511

(Address of Principal Executive Offices)

(515) 395-8888

Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 26, 2009 East Fork Biodiesel, LLC (“East Fork”) was notified that its failure to make the $1,825,000 principal payment due on May 20, 2009 constituted an event of default (the “Default Notice”) under its $24,500,000 Restated Term Loan Agreement dated June 17, 2008, as amended (“Restated Term Loan Agreement”), with  Farm Credit Services of America, LCA (“Farm Credit”). The Default Notice, provided by Farm Credit’s agent, CoBank, ACB (“CoBank”), advised East Fork that CoBank had terminated any commitment to East Fork and accelerated the due date of the  unpaid principal balance outstanding on East Fork’s $24,500,000 loan and all accrued but unpaid interest thereon, by declaring such sum to be immediately due and payable.

On May 27, 2009, East Fork was notified by CoBank that it had imposed, effective May 21, 2009, a default rate of interest, being 4% in excess of the rate(s) of interest that would otherwise apply, from time to time, on the $24,500,000 loan balance, as permitted by the Restated Term Loan Agreement. Prior to CoBank’s declaration of default, interest on $24,000,000 of the loan balance accrued at an annual fixed rate equal to the London Inter Bank Offered Rate at the date selected, plus 3.25%, and interest on the remaining $500,000 of the loan balance accrued at a variable interest rate equal to the rate established by CoBank, plus three-quarters of one percent (0.75%) per annum. With the imposition of the default rate of interest, effective May 21, 2009, East Fork is paying interest of 7.6250% on $24,000,000 of the loan balance and 8.50% on the remaining $500,000 of the loan balance.

In January 2007, East Fork entered into a $36,500,000 Master Loan Agreement consisting of a $12,000,000 revolving-term loan and a $24,500,000 construction-term loan which was used for working capital and to complete its biodiesel facility. In November 2007, East Fork was informed by CoBank that the $36,500,000 credit facility was considered to be a distressed loan subject to restructuring and CoBank refused to make further advances under the facility. In June, 2008 East Fork restructured the credit facility under the terms of the Restated Term Loan Agreement, which among other matters, terminated its access to the $12,000,000 revolving term loan, deferred principal payments in the individual amounts of $912,500 due May 20, 2008, August 20, 2008 and November 20, 2008 with quarterly principal payments of $912,500 resuming and being due on February 20, 2009. On February 20, 2009, East Fork was granted a payment deferral until May 20, 2009 of its $912,500 quarterly principal payment due February 20, 2009, which, taken together with the May 2009 quarterly payment, required East Fork to make a principal payment in the amount of $1,825,000 on May 20, 2009.

Farm Credit has a first mortgage in all of East Fork’s real property and a first security interest in all of its equipment and fixtures, including the plant and operating equipment (collectively, the Farm Credit Collateral). Farm Credit will likely commence a foreclosure proceeding on its mortgage on and security interest in the Farm Credit Collateral and seek appointment of a receiver to take possession of the Farm Credit Collateral securing the Restated Term Loan Agreement. These proceedings would ultimately result in the conveyance of East Fork’s real estate, plant and equipment to Farm Credit, if a foreclosure proceeding were concluded before the indebtedness under the Restated Term Loan Agreement could be otherwise repaid or restructured in or outside of bankruptcy proceedings. Conclusion of the foreclosure process would have a material adverse impact on East Fork’s financial condition and results of operations, result in the loss of the most of East Fork’s operating assets and a permanent shut-down of its plant and cause its members to lose most or all of their investment in East Fork.

East Fork’s failure to make the $1,825,000 principal payment due on May 20, 2009 under the Restated Term Loan Agreement also constitutes an event of default under its Master Contract with the Iowa Department of Economic Development entered into June 20, 2006, as amended, together with related loan documentation and promissory notes (collectively, the “IDED Loan Agreement”). The occurrence of this event of default under the IDED Loan Agreement allows IDED, at its option, to provide a notice of default and opportunity to cure to East Fork pursuant to the IDED Loan Agreement. East Fork’s failure to timely cure such default would result in the indebtedness owing to IDED under the loans becoming immediately due and payable, including imposition of a 6% annual default interest rate on the unpaid balance of the loans. Under the IDED Loan Agreement, East Fork was awarded a $100,000 loan (which may be forgiven if certain conditions are met) and a $300,000 loan. These loans are non-interest bearing, except in the event of default which gives rise to the obligation to pay default interest. East Fork was also required to execute promissory notes which outline the repayment obligations and terms and conditions of each loan. The $300,000 loan from IDED provides for a monthly principal payment of $5,000 per month. As of May 31, 2009, $320,000 was outstanding. Under the IDED Loan Agreement, East Fork and its members are entitled to receive certain enterprise zone benefits, including an Iowa supplemental new jobs tax credit, value added property tax exemption, Iowa investment tax credit and refund of Iowa sales, service and use taxes paid to contractors or subcontractors. The $1,041,000 annual investment tax credit is available for a five-year period beginning July 1, 2007 through June 30, 2012. East Fork has received sales tax refunds from the Iowa Department of Revenue of $851,214.

East Fork is obligated to create 36 full-time equivalent jobs, with 30 of the created jobs having starting wages, including benefits, that meet or exceed $16.09 per hour with an average rate per hour including benefits of $19.47. Certain financial penalties apply if these conditions are not met.

The foregoing description of the IDED Loan Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Report on Form 8-K contains information that may be deemed forward-looking and that is based largely on our current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Such risks, trends and other uncertainties, which in some instances are beyond our control, include: the impact of the current recession, the distressed economic environment of the biodiesel industry, continuing instability or disruptions in the credit and financial markets, our inability to secure replacement financing for our indebtedness under our restated term loan agreement, our inability to obtain working capital and capital improvement financing resulting in continued idling of our plant, our inability to generate cash liquidity from operations sufficient to service our significant debt levels and comply with our financial obligations under our restated term loan agreement, our ability to repay our principal and interest obligations and avoid foreclosure of the mortgage and security interest on our real estate, plant and equipment under our restated term loan agreement, changes in interest rates, prices of or demand for diesel fuel, refined soybean oil and other commodity prices, energy costs, shipping costs, available production and management personnel, changes or elimination of government subsidiaries or incentives, duration of the European Commission’s imposition of duties on imports of United States biodiesel, legislative and regulatory developments, including additional duties or tariffs on United States biodiesel, and other results of operations or financial conditions. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this Form 8-K. East Fork does not publicly undertake to update or revise its forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Master Contract by and between East Fork Biodiesel, LLC and the Iowa Department of Economic Development, Contract Number: P0606M01004 entered into June 20, 2006, as amended on July 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAST FORK BIODIESEL, LLC

Date: June 1, 2009	By:
Chris Daniel
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Master Contract by and between East Fork Biodiesel, LLC and the Iowa Department of Economic Development, Contract Number: P0606M01004 entered into June 20, 2006, as amended on July 3, 2008